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                                                                 EXHIBIT 10.73




                               April 4, 1997



Mr. Chriss W. Street
Comprehensive Care Corporation
1111 Bayside Drive - Suite 100
Corona del Mar, CA 92625


Dear Mr. Street:

                 This letter shall serve to amend the Grant of Restricted Shares (the "Grant") entered into between yourself and Comprehensive Care Corporation on November 9, 1995. These changes are made in recognition of the fact that Comprehensive Care Corporation operates on a fiscal year ending May 31st and not December 31st as stated in the Grant. All changes contained herein will be deemed retroactive to the original date of the Grant. Unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Grant.

                 Paragraph four (4) of the Grant shall be amended to change the annual vesting date of the Annual Vested Shares from December 31st of each year to May 31st of each year. Accordingly, the date of the initial grant shall be changed from December 31, 1995 to May 31, 1996. Said paragraph shall now read as follows:

                 "Of the total number of One Hundred Thousand (100,000) Restricted Shares, such Restricted Shares shall vest at the rate of Five Thousand (5,000) Restricted Shares per year (the "Annual Vested Shares") on May 31st of each year commencing May 31, 1996 and continuing at the rate of Five Thousand (5,000) Annual Vested Shares per year on May 31st of each successive year for nineteen years thereafter."

                 Paragraph five (5) of the Grant shall be amended to change the date on which the Company shall pay to the Executive a cash bonus equivalent to the amount of the combined federal and applicable state and city income tax associated with the Annual Vested Shares from
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Mr. Chriss W. Street
April 4, 1997
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"On or before April 15th of each year in which each 5,000 shares shall have vested" to "On or before August 31st of each year in which each 5,000 shares shall have vested". Said paragraph shall now read as follows:

                 "On or before August 31st of each year in which each 5,000 shares shall have vested, the Company shall pay to the Executive a cash bonus equivalent to the amount of the combined federal and applicable state and city income tax associated with the Annual Vested Shares."

                 Paragraph six (6)(i) of the Grant shall be amended to change the references to "December 31st" and "December 31," in that paragraph to "May 31st" and "May 31," respectively. Said paragraph shall now read as follows:

                 "(i) For each fiscal year of the Company ending May 31st, 1,000 Additional Restricted Shares shall vest (or pro rata portion thereof) for each $1,000,000 (or pro rata portion thereof) of the Company's net pre-tax profit as reported by the Company in its Annual Report for such fiscal year."

                 Paragraph six (6)(iii) shall be amended changing all references to "December 31st" in the first sentence thereof to "May 31st". The first sentence of the paragraph shall now read as follows:

                 "(iii) As of May 31st of each year, for each 1% of increase of market value of the Company's voting securities above 110% of the market value of the Company's voting securities as of May 31st of the preceding year, 1,000 Additional Restricted Shares shall vest. For the purpose of the foregoing, aggregate market value for the Company's Common Stock shall be computed and determined in the manner set forth on the cover page of Form 10-K. By way of example, and not by way of limitation, if the aggregate market value for the Company's voting securities was $16,000,000 on May 31, 1994, and the

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Mr. Chriss W. Street
April 4, 1997
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                 aggregate market value on May 31, 1995 was $19,520,000,
                 Executive would be entitled to have 2,000 Additional Restricted Shares vested by reason of the aggregate market value having exceeded, by 2%, 20% of the aggregate market value for the preceding fiscal year."

                 If the changes described above are acceptable to you, please sign and return one copy of this letter to me for our files.


                                         Comprehensive Care Corporation



                                         By: /s/  J. MARVIN FEIGENBAUM
                                             -------------------------------
                                              J. Marvin Feigenbaum
                                              Vice Chairman


AGREED:


/s/  CHRISS W. STREET
-------------------------------------
Chriss W. Street